Exhibit 15.1

[Letterhead of Maples and Calder]

Perfect World Co., Ltd.

Perfect World Plaza, Tower 306, 86 Beiyuan Road,

Chaoyang District

Beijing 100101,

People’s Republic of China

May 11, 2012

Dear Sirs

Perfect World Co., Ltd.

We consent to the reference to our firm under the heading “Taxation” in Perfect World Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of May 2012.

Yours faithfully
/s/ Maples and Calder
Maples and Calder